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                                                        Exhibit 5






                         May 17, 1994





Sprint Corporation
P. O. Box 11315
Kansas City, Missouri 64112

Re: 7,000,000 Shares of Common Stock (par value $2.50 per share) of Sprint Corporation, issuable under the 1988 Employees
     Stock Purchase Plan

Gentlemen:

     I have acted as your counsel in connection with the proposed offering and issuance of an aggregate of 7,000,000 additional shares of your Common Stock ("Additional Shares"), $2.50 par value, referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the corporate proceedings taken by your Board of Directors and officers in connection with the authorization, issuance and sale of the Additional Shares and related matters, and I have reviewed such documents, records and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

     Based upon the foregoing, I am of the opinion that:

     1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The Additional Shares have been duly and validly authorized and, when (i) the Registration Statement has become effective under the Act and (ii) the Additional Shares are issued and sold in the manner and upon the terms set forth in the 1988 Employees Stock Purchase Plan, such Additional Shares will be legally issued, fully paid and nonassessable.

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Sprint Corporation
May 17, 1994
Page 2


     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                         Very truly yours,


                        /s/ DON A. JENSEN

                         Don A. Jensen

DAJ/lvs